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                                                                       EXHIBIT 5
404 815-6587

February 28, 1994



Interface, Inc.
100 Orchard Hill Road
LaGrange, Georgia  30241

         Re:     Form S-4 Registration Statement

Gentlemen:

         At your request, we have acted as counsel for Interface, Inc., a Georgia corporation (the "Company"), in the preparation of a Form S-4 Registration Statement, Commission File No. 33-74076 (the "Registration Statement"), relating to the proposed issuance of up to 822,604 shares of the Company's Class A Common Stock, $0.10 par value per share (hereinafter referred to as "Common Stock"), in connection with the acquisition by the Company of Prince Street Technologies, Ltd. ("PST"), a Georgia corporation.

         In connection with the preparation of the Registration Statement and the delivery of this opinion, we have examined originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant under the circumstances.

         On the basis of the foregoing, it is our opinion that the issuance of the shares of Common Stock pursuant to the terms and provisions of the Agreement and Plan of Merger (the "Merger Agreement") attached as an exhibit to the Acquisition Agreement by and among the Company, PST, Prince Street Holding Company ("PSHC") and the shareholders of PST and PSHC described in the Registration Statement, has been duly authorized by all necessary corporate action on the part of the Company, and when such shares are issued in accordance with the provisions of the Merger Agreement, they will be legally and validly issued, fully paid and nonassessable.
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         We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and further consent to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                                   Very truly yours,

                                                   KILPATRICK & CODY



                                                   By:  /s/ W. Randy Eaddy
                                                      W. Randy Eaddy, a Partner